UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2011

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33961	20-0953973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Lippincott Centre, Marlton, NJ		08053
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (856) 810-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on June 3, 2011. At the meeting, the stockholders elected for a term of three years the two directors nominated by the Board of Directors. In addition, the stockholders approved an increase by 2,000,000 shares in the number of shares authorized for issuance under the Hill International, Inc. 2006 Employee Stock Option Plan to 6,000,000 shares, approved, on an advisory basis, the compensation of the Company’s named executive officers and recommended, on an advisory basis, that future advisory votes on the named executive officer compensation should occur every year, as disclosed in the Company’s 2011 proxy statement, as follows:

Election of Director Nominees

Director	For	Withheld	Broker Non-Votes

David L. Richter	26,993,131	210,415	0
Alan S. Fellheimer	26,115,449	1,088,097	0

Proposal to approve an increase in the shares authorized for issuance under the Hill International, Inc. 2006 Employee Stock Option Plan to 6,000,000

For	Against	Abstain	Broker Non-Votes

22,852,426	3,746,379	604,741	0

Proposal to approve, on an advisory basis, the 2010 Named Executive Officer Compensation

For	Against	Abstain	Broker Non-Votes

17,303,847	9,286,978	612,721	0

Proposal to recommend, on an advisory basis, the preferred frequency of advisory votes on named executive officer compensation

Every year	Every two years	Every three years	Abstain	Broker Non-Votes
14,579,795	1,796,214	6,887,685	1,688,484	2,251,368

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Hill International, Inc. 2006 Employee Stock Option Plan, as amended June 3, 2011 (included as Exhibit 10.1 to the Registrant’s Registration Statement on Form S-8 (No. 333-174737) filed on June 6, 2011 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ John Fanelli III
	Name:	John Fanelli III
Dated: June 8, 2011	Title:	Senior Vice President and Chief Financial Officer

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